Exhibit 10.1
DOMAIN NAME AND TRADEMARK PURCHASE AGREEMENT
     This Domain Name and Trademark Purchase Agreement (“Agreement”) is made effective as November 7, 2007 (“Effective Date”) by and between Innuity, Inc., a Utah Corporation, located at 8644 154th Avenue NE, Redmond, Washington 98052 (“Innuity”), its subsidiary Vista.com, Inc., a Washington corporation, located at 8644 154th Avenue NE, Redmond, Washington 98052 (“Subsidiary”) and VistaPrint Technologies Limited, a Bermuda company located at Canon’s Court, 22 Victoria Street, Hamilton HM12 Bermuda (“VistaPrint”).
RECITALS
     WHEREAS, Innuity is the legal owner of the World Wide Web domain name “vista.com” (the “Domain Name”) and Subsidiary is the legal owner of trademark rights in the trademark “VISTA” (the “Trademark”), including U.S. Trademark registration No. 2,459,636 (the “Registration”);and
     WHEREAS, Innuity and Subsidiary desire to sell the Domain Name and all rights worldwide in and to the Trademark including, but not limited to, the Registration, to VistaPrint and VistaPrint desires to purchase the Domain Name, the Registration, and all other rights of Innuity and Subsidiary worldwide in and to the Trademark, all upon the terms and conditions in this Agreement.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
AGREEMENT
SECTION ONE – SALE OF DOMAIN NAME AND TRADEMARK
     1.01a. Purchase and Sale of Domain Name. Innuity hereby agrees to sell, convey, transfer and assign to VistaPrint and VistaPrint hereby agrees to purchase from Innuity, upon the terms and conditions of this Agreement, and effective as of the Effective Date, all of Innuity’s right, title and interest in the Domain Name and all other rights or claims of every type and nature and wherever situated, real, personal, tangible, intangible or contingent.
     1.01b. Purchase and Sale of Trademark. Subsidiary hereby agrees to sell, convey, transfer and assign to VistaPrint and VistaPrint hereby agrees to purchase from Subsidiary, upon the terms and conditions of this Agreement, and effective as of the Effective Date, all of Subsidiary’s right, title and interest in the Trademark, including, but not limited to, all goodwill associated therewith, the Registration and all other rights or claims of every type and nature and wherever situated, real, personal, tangible, intangible or contingent.
     1.02. Purchase Price. As consideration for the sale herein, VistaPrint shall pay to Innuity the amount of One Million Two Hundred Fifty Thousand dollars and no cents ($1,250,000.00) The consideration shall be paid by wire transfer to the account of Innuity upon the completion of the transfer of ownership of the domain name to VistaPrint and the receipt by VistaPrint of the attached Assignment of Trademark executed by Subsidiary and notarized.
     1.03. Cooperation. Innuity and VistaPrint agree to cooperate as set forth in Schedule A in order to allow for a transition in the use of the Domain Name.

     1.04 Surviving Affiliate Agreement. At the close of business on the Effective Date, Innuity will cease using the current affiliate link and modify its systems such that the Domain Name redirects to the URL that VistaPrint will specify to Innuity. Other affiliate marketing activities by Innuity may continue to be used to drive qualified traffic to other affiliate links previously provided by VistaPrint to Innuity.
     1.05 Temporary License of Domain Name to Innuity. The parties agree that VistaPrint will grant to Innuity a license to continue to use the Domain Name for a period of time after the Effective Date of this Agreement solely for the limited transitional purposes set forth in Schedule A. The parties agree that VistaPrint can, in its sole discretion and prior to the expiration of the transition period, request Innuity in writing to continue to host web sites using the Domain Name for a further period of time as shall be mutually agreed between the parties. If VistaPrint has not requested Innuity to continue to host web sites during the transition period, the parties agree that Innuity shall have no further obligation or authority to host web sites using the Domain Name and VistaPrint shall have no further obligation to allow Innuity or its customers to make any further use of the Domain Name or any sub-domains and Innuity will cease using or supporting the Domain Name and all sub-domain URLs.
SECTION TWO — OBLIGATIONS.
     2.01. Confidential Information. The parties acknowledge that in their performance of their duties hereunder either party may communicate to the other (or its designees) certain confidential and proprietary information, including without limitation the know-how, technology, techniques, or business or marketing plans related thereto (collectively, the “Confidential Information”) all of which are confidential and proprietary to, and trade secrets of, the disclosing party. Confidential Information does not include information that: (i) is public knowledge at the time of disclosure by the disclosing party; (ii) becomes public knowledge or known to the receiving party after disclosure by the disclosing party other than by breach of the receiving party’s obligations under this section or by breach of a third party’s confidentiality obligations; (iii) was known by the receiving party prior to disclosure by the disclosing party other than by breach of a third party’s confidentiality obligations; or (iv) is independently developed by the receiving party. As a condition to the receipt of the Confidential Information from the disclosing party, the receiving party shall: (i) not disclose in any manner, directly or indirectly, to any third party any portion of the disclosing party’s Confidential Information; (ii) not use the disclosing party’s Confidential Information in any fashion except to perform its duties hereunder or with the disclosing party’s express prior written consent; (iii) disclose the disclosing party’s Confidential Information, in whole or in part, only to employees and agents who need to have access thereto for the receiving party’s internal business purposes; (iv) take all necessary steps to ensure that its employees and agents are informed of and comply with the confidentiality restrictions contained in this Agreement; and (v) take all necessary precautions to protect the confidentiality of the Confidential Information received hereunder and exercise at least the same degree of care in safeguarding the Confidential Information as it would with its own confidential information, and in no event shall apply less than a reasonable standard of care to prevent disclosure. The receiving party shall promptly notify the disclosing party of any unauthorized disclosure or use of the Confidential Information. The receiving party shall cooperate and assist the disclosing party in preventing or remedying any such unauthorized use or disclosure.
     2.02 Domain Name Warranties. Innuity and Subsidiary, as applicable, represent and warrant that (a) it is the legal owner of the Domain Name, (b) it possesses the legal right and authority to enter into this Agreement and to transfer the ownership and control of the Domain Name to VistaPrint, (c) it has not been threatened with, and is not currently a party to, any legal or administrative action challenging Innuity’s ownership or control over the Domain Name, (d) the Domain Name is not the subject of a domain name dispute proceeding under the ICANN Uniform Domain Name Dispute Resolution Policy or

other similar dispute proceeding and no such proceeding has been threatened, (e) the sale and transfer of the Domain Name to VistaPrint and the related transition actions contemplated in Schedule A will not breach any contractual obligation of Innuity to its website customers, and (f) that neither Innuity nor any parent, subsidiary or affiliated company of Innuity has been notified that use of the Domain Name by Innuity or any parent, subsidiary or affiliated company of Innuity violates the rights of any third party.
     2.03 Trademark Warranties. Innuity and Subsidiary, as applicable, represent and warrant that (a) it is the legal owner of the Registration, (b) it possesses the legal right and authority to enter into this Agreement and to transfer the ownership of the Registration to VistaPrint, (c) the Registration is not the subject of a cancellation proceeding in the United States Patent and Trademark Office and no such proceeding has been threatened, (d) the Registration is currently in full force and effect and a § 8 Affidavit or Declaration of Use and a §15 Affidavit or Declaration of Incontestability meeting all statutory and regulatory requirements were timely filed with the United States Patent and Trademark Office prior to the sixth anniversary of the Registration, (e) it has not granted any licenses for the Trademark to any third parties. Except as identified in Schedule B, Innuity and Subsidiary, as applicable, further represent and warrant that: (a) it has not been threatened with, and is not currently a party to, any legal or administrative action alleging that Innuity’s use of the Trademark infringes on the rights of another party or challenging ownership or control over the Trademark or the Registration, and (b) neither Innuity nor any parent, subsidiary or affiliated company of Innuity has been notified that use of the Trademark by Innuity or any parent, subsidiary or affiliated company of Innuity violates the trademark or other rights of any third party. However, VistaPrint acknowledges that the matter identified in Schedule B has been resolved by a Trademark Consent Agreement dated June 1, 2005 (a copy of which is attached hereto as Exhibit A).
     2.0.4 Disclaimer of Warranties. EXCEPT AS SET FORTH IN 2.02 AND 2.03 ABOVE, THE DOMAIN NAME AND TRADEMARK ARE SOLD “AS IS” WITHOUT ANY WARRANTY WHATSOEVER AND INNUITY AND SUBSIDIARY DISCLAIM ALL OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, TO VISTAPRINT AS TO ANY MATTER WHATSOEVER, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY INNUITY, SUBSIDIARY OR ITS EMPLOYEES OR REPRESENTATIVES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF INNUITY’S OR SUBSIDIARY’S OBLIGATIONS.
     2.05 Indemnification of VistaPrint. Innuity and Subsidiary agree to defend, indemnify and hold harmless VistaPrint and its parent, subsidiaries, affiliates, officers, directors, agents and employees from any loss, claim or demand arising or asserted against VistaPrint at any time in the future, including reasonable attorney fees, caused by or arising out of the actions of Innuity, Subsidiary or its customers including, but not limited to, (a) Innuity’s or Subsidiary’s use and control of the Domain Name and the Trademark, (b) the performance of the actions contemplated in Schedule A, and (c) an alleged violation by Innuity, Subsidiary, or their customers of the CAN-SPAM Act, the Digital Millennium Copyright Act, or other statute or regulation applying to the business activities of Innuity, Subsidiary, or their customers.
     2.06 Execution of Documents. Innuity and Subsidiary agree to assist VistaPrint in securing and protecting its rights in the Domain Name and the Registration by providing and executing all necessary document as may needed to complete and record the transfer of the Domain Name and the Registration to VistaPrint.

SECTION THREE — GENERAL PROVISIONS
     3.01. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable for any reason, the remaining provisions not so declared shall nevertheless continue in full force and effect, but shall be construed in a manner so as to effectuate the intent of this Agreement as a whole, notwithstanding such stricken provision or provisions.
     3.02. Drafting. No provision of this Agreement shall be construed against any party merely because that party or counsel drafted or revised the provision in question. All parties have been advised and have had an opportunity to consult with legal counsel of their choosing regarding the force and effect of the terms set forth herein. This Agreement shall be deemed to be jointly prepared by the parties and therefore any ambiguity or uncertainty shall be interpreted accordingly.
     3.03 Waiver. No term or provision of this Agreement shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other party, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any different or subsequent breach.
     3.04. Assignment. Neither party shall assign, delegate, subcontract, license, franchise, or in any manner attempt to extend to any third party any right or obligation under this Agreement except as otherwise permitted herein without the prior written consent of the other party; provided, however, either party may assign this Agreement and its rights hereunder to a purchaser of all or substantially all of its assets or equity and VistaPrint may assign any right or obligation under this Agreement to its parent or a subsidiary of the parent.
     3.05. Amendments. Except as otherwise provided in this Agreement, no provision of this Agreement may be amended, modified or waived except by a written agreement signed by both parties.
     3.06. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and given by personal delivery, telecopy (confirmed by a mailed copy), or first class mail, postage prepaid, sent to the addresses set forth herein.
     3.07. Section Headings. The section headings contained in this Agreement are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement.
     3.08. Counterparts/Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument. The signatures to this Agreement may be evidenced by facsimile copies reflecting the party’s signature hereto, and any such facsimile copy shall be sufficient to evidence the signature of such party as if it were an original signature.
     3.09. Entire Agreement; Binding Effect. This Agreement, including all schedules, exhibits and attachments thereto, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, partner, employee or representative of any party hereto. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto and their respective successors and assigns. Nothing in this

Agreement, express or implied, is intended to confer or shall be deemed to confer upon any persons or entities not parties to this Agreement, any rights or remedies under or by reason of this Agreement.
     3.10. Jurisdiction; Venue; Governing Law. The parties mutually acknowledge and agree that this Agreement shall be construed and enforced in accordance with the laws of the State of Washington, without regard to the internal law of Washington regarding conflict of laws. The parties acknowledge that they have read and understand this clause and agree willingly to its terms.
     3.11. Attorney’s Fees. Should suit or arbitration be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs, including expert witness fees and fees on any appeal.
     IN WITNESS THEREOF, this agreement has been duly executed by the parties hereto, effective as of the date and year first above written.

Innuity, Inc.	VistaPrint Technologies Limited

By:	By:

Title:	Title:

Vista.com, Inc.

By:

Title:

SCHEDULE A
     Innuity and VistaPrint shall cooperate for a period of time after the Effective Date as follows in order to allow for a transition of the use of the Domain name from Innuity to VistaPrint:
     1. Innuity will be allowed to continue to manage the DNS for the Domain Name until February 15, 2008. As of February 15, 2008, VistaPrint shall have the authority to assume management of the DNS for the Domain Name and , except as specified in paragraphs 4 and 5 below, after February 15, 2008, VistaPrint shall have no obligation to provide any DNS assistance or service to Innuity, Subsidiary, or any third party.
     2. Innuity Customer Websites
Innuity will create a new sub-domain URL for each customer to use that leverages a different top-level domain name that does not use or incorporate the term “VISTA” or use or incorporate any term that is confusingly similar to “VISTA”.
     3. Secure transactions for Innuity eCommerce customers. Innuity will obtain a security certificate for another top-level URL that does not use or incorporate the term “VISTA” or use or incorporate any term that is confusingly similar to “VISTA” and perform the development necessary to transition off of the Domain Name.
     4. Name Servers for Innuity Website Hosting.
          Innuity will set up a new name server that does not use a URL containing or incorporating the term “VISTA” or any term that is confusingly similar to “VISTA”. Innuity will then point all of the domain names where Innuity controls the ownership to the new name servers. For domains that are held in accounts outside of Innuity’s control (by the site owner directly), Innuity will have the obligation to identify these impacted domains and contact each site owner and assist them in the transition to the new name server. Following the transfer of DNS management to VistaPrint, VistaPrint agrees to perform the nameserver re-directs identified below until May 15, 2008:
          ns1.vista.com to be re-directed to 216.57.205.194
          ns2.vista.com to be re-directed to 216.57.205.195
     5. Incoming and outgoing e-mail services.
          Innuity will set up a new email server that does not use a URL containing or incorporating the term “VISTA” or any term that is confusingly similar to “VISTA”. Innuity will then send out a notification to all people using Innuity’s e-mail service that they need to update their computer’s e-mail settings. Following the transfer of DNS management to VistaPrint, VistaPrint agrees to Perform the mail server re-direct identified below until May 15, 2008:
          mail.vista.com to be re-directed to 216.57.205.203

SCHEDULE B
In December 2003, VistaComm, LLC of South Dakota notified Vista.com, Inc.’s predecessor-in-interest of VistaComm, LLC’s pending trademark application for the mark VISTACOMM. The matter was resolved by virtue of a Trademark Consent Agreement dated June 1, 2005 (a copy of which is attached to the Domain Name and Trademark Purchase Agreement as Exhibit A)